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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement filed by Hambrecht & Quist Group, Inc. dated July 25, 1996.


                                       ARTHUR ANDERSEN LLP


San Francisco, California
July 25, 1996